EXHIBIT 24.2

POWER OF ATTORNEY APPOINTING

RICHARD R. CURRENT AND JAMES L. HERBERT

Power of Attorney

Each of the undersigned, in his capacity as a director, officer, or both, Neogen Corporation, appoints James L. Herbert and Richard R. Current, or either of them, to be his true and lawful attorney to execute in his name, place and stead, a Report on Form 10-K for the year ended May 31, 2010 and to file the same with any exhibits or amendments thereto and other documents in connection therewith, perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Date: 08-16-2010	/s/ James L. Herbert James L. Herbert, Chairman of the Board of Directors & Chief Executive Officer (Principal Executive Officer)

Date: 08-16-2010	/s/ Richard R. Current Richard R. Current, Vice President & Chief Financial Officer & Secretary (Principal Accounting Officer)

Date: 08-16-2010	/s/Lon M. Bohannon Lon Bohannan, President & Chief Operating Officer

Date: 07-28-2010	/s/ Robert M. Book Robert M. Book, Director

Date 07-22-2010	/s/Richard T. Crowder Richard T. Crowder, Director

Date 07-22-2010	/s/ A. Charles Fischer A. Charles Fischer, Director

Date: 07-22-2010	/s/ G. Bruce Papesh G. Bruce Papesh, Director

Date: 07-22-2010	/s/ Thomas H. Reed Thomas H. Reed, Director

Date: 07-22-2010	/s/Clayton K. Yeutter Clayton K. Yeutter, Director